Santander Holdings USA, Inc. Announces Planned Capital Actions

BOSTON, JUNE 28, 2019 - PRESS RELEASE
Today, Santander Holdings USA, Inc. (the “Company”) announced its planned capital actions for the third quarter of 2019 through the second quarter of 2020, which are included in its 2019 Capital Plan (the “Capital Plan”).

The Company’s planned capital actions under the Capital Plan include common dividends to Banco Santander, S.A., the Company’s sole shareholder, of $125 million per quarter.

In addition, Santander Consumer USA Holdings Inc. (“SC”), the Company’s majority-owned subsidiary, announced a quarterly cash dividend of $0.22 per share, an increase from $0.20 per share, and an authorization to repurchase up to $1.1 billion of SC's outstanding common stock (the “Share Repurchase Program”) through the end of the second quarter of 2020.

The timing and amount of any dividends, stock repurchases and any other capital actions will depend on a variety of factors, including the business plans and financial performance of the Company and its subsidiaries, general market and economic conditions, and other factors, and are subject to any applicable regulatory requirements and approval by the Company’s board of directors. SC’s Share Repurchase Program may be executed through open market purchases, in privately negotiated transactions and/or through repurchase plans designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934. The Share Repurchase Program does not obligate SC to acquire any particular amount of common stock, and it may be suspended or discontinued at any time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “looking forward,” “would,” “hopes,” “assumes,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors and assumptions, some of which are beyond our control. Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this press release, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Santander Holdings USA, Inc. (SHUSA) is a wholly-owned subsidiary of Madrid-based Banco Santander, S.A. (NYSE: SAN) (Santander), with more than 144 million customers in the U.S., Europe and Latin America. SHUSA is the parent company of six financial companies with approximately 17,000 employees, 5.2 million customers and assets of over $154.6 billion. These include Santander Bank, N.A.; Santander Consumer USA Holdings Inc. (NYSE: SC); Banco Santander International of Miami; Banco Santander Puerto Rico; Santander Securities LLC of Boston; and Santander Investment Securities Inc. of New York, and several other subsidiaries.

Financial Contact:
Andrew Withers
617-757-3524
awithers@santander.us

Media Contact:
Laurie Kight
Santander Holdings
617-757-5891
laurie.kight@santander.us

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